UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 27, 2017

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

799 W. Coliseum Way

Midvale, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                        Material Definitive Agreement.

On January 27, 2017 Overstock.com, Inc. (the “Company”) entered into an oral agreement to purchase 604,229 shares of its common stock from one or more subsidiaries of Fairfax Financial Holdings Limited (“Fairfax”) at $16.55 per share, for an aggregate purchase price of $10 million.  Prior to the sale of the shares, Fairfax was the beneficial owner of approximately 12.5% of the Company’s common stock.  After the sale Fairfax was the beneficial owner of approximately 10.4% of the Company’s common stock.

Item 7.01                                           Regulation FD Disclosure.

On January 27, 2017, pursuant to the oral agreement described above, the Company purchased 604,229 shares of its common stock from one or more subsidiaries of Fairfax at $16.55 per share, for an aggregate purchase price of $10 million.  The purchase was made pursuant to the Company’s previously authorized $25 million stock repurchase program, which was described in the Company’s Form 8-K filed May 5, 2015.  After the repurchase Fairfax beneficially held approximately 10.4% of the Company’s common stock, and the Company’s authorized repurchase program was reduced to $15 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ E. Glen Nickle
E. Glen Nickle Vice President, Legal and acting General Counsel

Date:	January 27, 2017